UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

_________________

FORM 8-K
_________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 25, 2019

BENCHMARK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-10560 (Commission File Number)	74-2211011 (I.R.S. Employer Identification No.)

56 South Rockford Drive, Tempe, Arizona 85281 (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (623) 300-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 25, 2019, Benchmark Electronics, Inc. (“Benchmark”) entered into a cooperation agreement (the “Agreement”) with Engaged Capital, LLC, Glenn W. Welling, Engaged Capital Flagship Master Fund LP, Engaged Capital Flagship Fund, LP, Engaged Capital Flagship Fund, Ltd. and Engaged Capital Holdings, LLC (collectively, “Engaged Capital”). As of the date hereof, Engaged Capital beneficially owns 2,116,559 shares, or approximately 5.2%, of the outstanding common stock of Benchmark, par value of $0.10 per share (the “Common Stock”), based on 40,655,159 shares of Common Stock issued and outstanding on February 22, 2019. The following is a summary of the material terms of the Agreement.

Pursuant to the Agreement, Engaged Capital may notify Benchmark during the thirty (30) day period following Benchmark’s quarterly earnings announcement for each fiscal quarter ending after Benchmark’s 2019 annual meeting of shareholders (the “2019 Annual Meeting”) and from January 1, 2020 until the date which is fifteen (15) days before the advance notice deadline for Benchmark’s 2020 annual meeting of shareholders of its request that Benchmark’s Board of Directors (the “Board”) appoint Glenn W. Welling to the Board. No current members of the Board will be required to resign from the Board. Following Engaged Capital’s proper written notice, Benchmark will appoint Mr. Welling to the Board following its good faith determination of Mr. Welling’s independence and that his appointment would not conflict with Benchmark’s Corporate Governance Guidelines.

Pursuant to the Agreement, Engaged Capital has withdrawn the nominations of Mr. Welling, Joseph V. Lash and Tonia Pankopf for election to the Board at the 2019 Annual Meeting. In addition, under the terms of the Agreement Engaged Capital has agreed to vote all of its shares of Common Stock in favor of Benchmark’s nominees at the 2019 Annual Meeting and has agreed to other customary standstill and voting provisions.

Benchmark and Engaged Capital also agreed to mutual non-disparagement obligations.

The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement filed as Exhibit 10.1 to this report and incorporated herein by reference.

On February 26, 2019, Benchmark issued a News Release announcing the Agreement. The News Release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

10.1       Agreement, dated February 25, 2019, by and among Benchmark Electronics, Inc., Engaged Capital, LLC, Glenn W. Welling, Engaged Capital Flagship Master Fund, LP, Engaged Capital Flagship Fund, LP, Engaged Capital Flagship Fund, Ltd. and Engaged Capital Holdings, LLC.

99.1       News Release dated February 26, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 26, 2019

BENCHMARK ELECTRONICS, INC.
(Registrant)

/s/ Stephen J. Beaver
Stephen J. Beaver, Esq. Vice President and General Counsel